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                                                                 Exhibit (e)(13)


                             ENDOSONICS CORPORATION

                             1998 STOCK OPTION PLAN

                                   ARTICLE ONE
                               GENERAL PROVISIONS


I.   GENERAL

      A. PURPOSES OF PLAN. This 1998 Stock Option Plan (the "Plan" is intended to promote the interests of Endosonics Corporation, a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or any Parent or Subsidiary corporation (as defined below)).

      B. DEFINITIONS. For purposes of the Plan, the following definitions shall apply:

            (i) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section III of Article One of the Plan.

            (ii) "Affiliate" shall mean an entity other than a Subsidiary in which the Company owns an equity interest.

            (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (iv) "Common Stock" shall mean the Common Stock of the Company.

            (v) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

            (vi) "Continuous Status as an Employee or Consultant" shall me the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

            (vii) "Director" shall mean a member of the Company's Board of Directors.

            (viii) "Employee" shall mean any person (including any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the
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Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

            (ix) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (x) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (b) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

                  (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

            (xi) "Named Executive" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

            (xii) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (xiii) "Outside Director" shall mean a Director who is not an Employee.

            (xiv) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (xv) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

            (xvi) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


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II.  STRUCTURE OF THE PLAN

      A. OPTION PROGRAMS. The Plan shall be divided into two separate components: the Discretionary Option Grant Program described in Article Two and the Automatic Option Grant Program described in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, each eligible member of the Company's Board of Directors (the "Board") will automatically receive an option grant to purchase shares of Common Stock in accordance with the provisions of Article Three.

      B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

III.   ADMINISTRATION OF THE PLAN

      A. The Plan shall be administered in accordance with the following standards:

            (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, and by the legal requirements relating to the administration of incentive stock option plans, if any, of applicable securities laws and the Code (collectively, the "Applicable Laws"), grants under the Plan may (but need not) be made by different administrative bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

            (ii) DISCRETIONARY OPTION GRANT PROGRAM ADMINISTRATION.

                  (a) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of options pursuant to the Discretionary Option Grant Program to Employees or Consultants who are also Officers or Directors of the Company, grants under the Plan shall be made by (A) the Company's Board of Directors (the "Board"), if the Board may make grants under the Plan in compliance with Rule 16b-3 and Section 162(m) of the Code as it applies so as to qualify grants of options to Named Executives as performance-based compensation, or (B) a committee designated by the Board (the "Committee")to make grants under the Plan, which Committee shall be constituted in such a manner as to permit grants under the Plan to comply with Rule 16b-3, to qualify grants of options to Named Executives as performance-based compensation under Section 162(m) of the Code and otherwise so as to satisfy the Applicable Laws.

                  (b) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of options pursuant to the Discretionary Option Grant Program to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.


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                  (c) GENERAL. If a Committee has been appointed pursuant to subsection (ii) of this Section III.A., such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3, and to the extent required under Section 162(m) of the Code to qualify grants of Options to Named Executives as performance-based compensation.

            (iii) AUTOMATIC OPTION GRANT PROGRAM ADMINISTRATION. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms and conditions of Article Three, provided however that to the extent required, the Automatic Option Grant Program shall be administered by the Board.

      B. The Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan functions within the scope of its administrative authority and to make any and all determinations with respect to those functions which it may deem necessary or advisable, all as further provided in Section I of Article Two and Section II of Article Three. All decisions of the Administrator within the scope of its administrative authority under the Plan shall be final and binding on all parties who have an interest in the Plan or any outstanding option granted pursuant to such authority.

IV. ELIGIBILITY FOR OPTION GRANTS

      A. The persons eligible to participate in the Option Grant Program under Article Two of the Plan shall be limited to the following:

            (i) Officers and other key Employees of the Company (or its Parent or Subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its Parent or Subsidiary corporations);

            (ii) those Consultants (including Outside Directors) who provide valuable services to the Company (or its Parent or Subsidiary corporations).

      B. Outside Directors shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three.

      C. The Administrator shall have full authority to make discretionary option grants under the Plan to the eligible individuals within the scope of its administrative functions under the Plan and to determine the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Stock Option") which satisfies the requirements of
Section 422 of the Code or a nonstatutory option not intended to meet such


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requirements ("Nonstatutory Stock Option"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

V. STOCK SUBJECT TO THE PLAN

      A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 750,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section V of Article One.

      B. In no event may the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options exceed 550,000 shares in any calendar year. Such limitation shall be subject to periodic adjustment in accordance with the provisions of this Section V.

      C. Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan. Exercise of an option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of shares as to which the option is exercised. Should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

      D. If any change is made to the outstanding Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan, and (iv) the number and/or class of securities to be made the subject of each subsequent automatic grant; provided however that the conversion of convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments to the outstanding options shall preclude the enlargement or dilution of rights and benefits under such options. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into


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shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to an option. In the event of a dissolution or liquidation of the Company, each outstanding option shall expire on a date specified in a written notice given by the Administrator to an optionee specifying the terms and conditions of such termination (which date shall be at least fifteen (15) days after the date the Administrator gives the written notice).


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                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.    ADMINISTRATION AND ELIGIBILITY

      A. ADMINISTRATION OF OPTIONS. Options granted pursuant to this Article Two shall be authorized by action of the Administrator and may, at the Administrator's discretion, be either Incentive Stock Options or Nonstatutory Stock Options, in either case as designated in the applicable written option agreement. Each option granted shall be evidenced by one or more instruments in the form approved by the Administrator. Each such instrument shall, however, comply with the terms and conditions specified below. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (a) to determine the Fair Market Value of the Common Stock, in accordance with Section I.C.(x) of Article One of the Plan;

                  (b) to select the Employees and Consultants to whom options may from time to time be granted hereunder;

                  (c) to determine whether and to what extent options are granted hereunder;

                  (d) to determine the number of shares of common stock to be covered by each such award granted hereunder;

                  (e) to approve forms of agreement for use under the Plan;

                  (f) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any option and/or the shares of common stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); and

                  (g) to reduce the exercise price of any option to the then current Fair Market Value if the Fair Market Value of the common stock covered by such option shall have declined since the date the option was granted.

      B. RECIPIENTS OF GRANTS. Incentive Stock Options may be granted only to Employees, provided, however, that Employees of an Affiliate shall not be eligible to receive Incentive Stock Options. Nonstatutory Stock Options may be granted to Employees and Consultants. An Employee or Consultant who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options.

      C. TYPE OF OPTION. Each option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding


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such designations, to the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section I.C., Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares is granted.

II. TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER ARTICLE TWO

      A. OPTION EXERCISE PRICE AND CONSIDERATION.

            (i) EXERCISE PRICE. The per share exercise price for the shares to be issued pursuant to exercise of an option shall be such price as is determined by the Administrator, but shall be subject to the following:

                  (a) In the case of an Incentive Stock Option

                        (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant; or

                        (2) granted to any other Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant.

                  (b) In the case of a Nonstatutory Stock Option

                        (1) granted to a person who, at the time of the grant of such option, is a Named Executive of the Company, the per share exercise price shall be no less than 100% of the Fair Market Value on the date of grant; or

                        (2) granted to any person other than a Named Executive, the per share exercise price shall be no less than 85% of the Fair Market Value per share on the date of grant.

                  (c) Notwithstanding anything to the contrary in Sections II.A.(i)(a) or (b) above, in the case of an option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per share exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant.

            (ii) PERMISSIBLE CONSIDERATION. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) other shares that (x) in the case of


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shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (4) authorization from the Company to retain from the total number of shares as to which the option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) a combination of any of the foregoing methods of payment, (7) a combinations of any of the foregoing methods of payment at least equal in value to the stated capital represented by the shares to be issued, plus a promissory note for the balance of the exercise price, or (8) such other consideration and method of payment for the issuance of shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      B. TERM OF OPTIONS. The term of each option granted under this Article Two shall be the term stated in the written option agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the written option agreement. However, in the case of an Incentive Stock Option granted to an optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the written option agreement.

      C. EXERCISE OF OPTIONS.

            (i) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the optionee, and as shall be permissible under the terms of the Plan.

            An option may not be exercised for a fraction of a share.

            An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section II.A.(ii) of this Article Two. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the


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option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section V.D. of Article One of the Plan.

            (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an optionee's Continuous Status as an Employee or Consultant, such optionee may, but only within three (3) months (or such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such option as set forth in the written option agreement), exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option (which he or she was entitled to exercise) within the time specified herein, the option shall terminate.

            (iii) DISABILITY OF OPTIONEE. Notwithstanding Section C.(ii) above, in the event of termination of an optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the option) from the date of such termination (but in no event later than the date of expiration of the term of such option as set forth in the written option agreement), exercise his or her option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the option at the date of termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate.

            (iv) DEATH OF OPTIONEE. In the event of the death of an optionee:

                  (a) during the term of the option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the option, the option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator, with such determination in the case of an Incentive Stock option being made at the time of grant of the option) following the date of death (but in no event later than the date of expiration of the term of such option as set forth in the written option agreement), by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section I.C. of Article Two; or


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                  (b) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the option) after the termination of Continuous Status as an Employee or Consultant, the option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such option as set forth in the written option agreement), by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

            (v) EARLY EXERCISE. The Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under Sections C.(ii), C.(iii) and C.(iv) above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's termination of Continuous Status as an Employee or Consultant but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such termination not occurred.

            (vi) EXTENSION OF EXERCISE PERIOD. The Administrator shall have full power and authority, within the scope of its administrative functions under the Plan, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee's termination of Continuous Status as an Employee or Consultant or death from the limited period in effect under Section I.C. of this Article Two to such greater period of time as the Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

            (vii) RULE 16B-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

      D. REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

            1. The Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assignees) shall have the right, exercisable upon the optionee's termination of Continuous Status as an Employee or Consultant, to repurchase at the option price any or all of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Continuous Status as an Employee or Consultant) as the Administrator may specify in the instrument evidencing such right.


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            2. The Administrator may assign the Company's repurchase rights under subparagraph E.1 above to any person or entity selected by the Administrator, including one or more stockholders of the Company.

            3. All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of this Article Two, except to the extent (i) the Company's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

      E. LIMITED TRANSFERABILITY OF OPTIONS. The option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution; provided that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an optionee will not constitute a transfer. An option may be exercised, during the lifetime of the optionee, only by the optionee or a transferee permitted by this subparagraph E.

      F. TIME OF GRANTING OPTIONS. The date of grant of an option under this Article Two shall, for all purposes, be the date on which the Administrator makes the determination granting such option or such other date as is determined by the Administrator; provided, however, that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the optionee's employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an option is so granted within a reasonable time after the date of such grant.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

      A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

            (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

            (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other limitations imposed by the Administrator at the time of grant. The determination of option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

            For purposes of this Section III an Option shall be considered "assumed," without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each optionee would be entitled to receive upon exercise of an option the same number and kind of shares of stock or the same amount of property, cash or securities as the optionee would have been entitled to receive upon the occurrence of such transaction if the optionee had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares covered by the option as provided for in Section V.D. of Article One).

      B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

      C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of me same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

      D. The options outstanding under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      E. The Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two upon the occurrence of a Change in Control (as defined below). The Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the optionee's Continuous Status as an Employee or a Consultant within a specified period following the Change in Control.

      F. For purposes of this Section III, a "Change in Control" shall be deemed to occur in the event:

            (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

            (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

      G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

      H. The exercisability as Incentive Stock Options under the federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section I.C. of this Article Two.

IV. LIMITED STOCK APPRECIATION RIGHTS

      A. Each officer of the Company subject to the short-swing profit restrictions of the Exchange Act may, in the Administrator's sole discretion, be granted limited stock appreciation rights in tandem with his or her outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over (as defined below) effected at any time after the Company's outstanding Common Stock is registered under Section 12(g) of the Exchange Act, each outstanding option with such a limited stock appreciation right shall automatically be cancelled and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section IV.A. No additional approval of the Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

      B. For purposes of Section IV.A, the following definitions shall be in effect:

            (i) A "Hostile Take-Over" shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

            (ii) The "Take-Over Price" per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Stock Option, the Take-Over Price shall not exceed the clause (a) price per share.

V. LOANS OR INSTALLMENT PAYMENT

      The Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company or (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares (less the par value) plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

I. ELIGIBILITY

      A. ELIGIBLE OPTIONEES. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

            (i) each Outside Director serving on the Board on the date of adoption of this Plan; and

            (ii) each Outside Director who is first appointed or elected as a Board member at any time after the date of adoption of this Plan.

      Options may be granted under this Article Three only to Outside Directors. All options shall be automatically granted in accordance with the terms set forth in Section II below. An Outside Director who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options in accordance with such provisions.

II. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN

      A. ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

      B. PROCEDURE FOR GRANTS. All grants of options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

            (i) No person shall have any discretion to select which Outside Directors shall be granted options or to determine the number of shares to be covered by options granted to Outside Directors.

            (ii) Each Outside Director who becomes an Outside Director after the effective date of this Plan (a "New Outside Director") shall be automatically granted an option to purchase 10,000 shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

            (iii) Each Outside Director (including New Outside Directors after such persons have been granted the First Option) shall be automatically granted an option to purchase 5,000 Shares (a "Subsequent Option") on the date of each Annual Meeting of the Company's stockholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

            (iv) Notwithstanding the provisions of Section II.B.(ii) and (iii) hereof, in the event that a grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the maximum aggregate number of shares of common stock which may be optioned and sold under the Plan, then each such automatic grant shall be for that number of shares determined by dividing the total number of shares remaining available for grant by the number of Outside Directors receiving an option on such date on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional shares become available for grant under the Plan through action of the stockholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of options previously granted hereunder.

            (v) Notwithstanding the provisions of Section II.B.(ii) and (iii) hereof, any grant of an option made before the Company has obtained stockholder approval of the Plan in accordance with Section II of Article Four hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section.

            (vi) The terms of each option granted under this Article Three shall be as follows:

                  (a) the option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section III.B. hereof;

                  (b) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the option; and

                  (c) the option shall become exercisable in installments cumulatively as to 25% of the shares subject to the option on each of the first, second, third and fourth anniversaries of the date of grant of the option.

            (vii) Should optionee die or become permanently disabled (as defined in Section 22(e)(3) of the Code) while serving as a Director, then the option shall accelerate in full and become exercisable for all of the shares of Common Stock at the time subject to the option.

      C. POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine the Fair Market Value of the Common Stock; (ii) to determine the exercise price per share of options to be granted, which exercise price shall be determined in accordance with Section III.A. of this Article Three; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      D. SUSPENSION OR TERMINATION OF OPTION. If the President or his or her designee reasonably believes that an optionee has committed an act of misconduct, the President may suspend the optionee's right to exercise any option pending a determination by the Board of Directors (excluding the Outside Director accused of such misconduct). If the Board of Directors (excluding the Outside Director accused of such misconduct) determines an optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the optionee an opportunity to appear and present evidence on optionee's behalf at a hearing before the Board or a committee of the Board.

III. TERMS AND CONDITIONS OF OPTION GRANTS UNDER ARTICLE THREE

      A. EXERCISE PRICE AND CONSIDERATION.

            (i) EXERCISE PRICE. The per share exercise price for the shares to be issued pursuant to exercise of an option shall be 100% of the Fair Market Value per share on the date of grant of the option.

            (ii) FORM OF CONSIDERATION. The consideration to be paid for the shares to be issued upon exercise of an option shall consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised (which, if acquired from the Company, shall have been held for at least six (6) months), delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

      B. EXERCISE OF OPTION.

            (i) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any option granted hereunder shall be exercisable at such times as are set forth in Section II.B.(vi)(c) hereof; provided, however, that no options shall be exercisable prior to stockholder approval of the Plan in accordance with Section II of Article Four has been obtained.

            An option may not be exercised for a fraction of a share.

            An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section III.A. of this Article Three. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option. A share certificate for the number of shares so acquired shall be issued to the optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section V.D. of Article One.

            (ii) TERMINATION OF STATUS AS A DIRECTOR. If an Outside Director ceases to serve as a Director for any reason (except death), he or she may, but only within six (6) months after the date he or she ceases to be a Director of the Company, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that such Outside Director was not entitled to exercise an option at the date of such termination, or does not exercise such option (which he or she was entitled to exercise) within the time specified herein, the option shall terminate.

            (iii) EXERCISE UPON DEATH OF OPTIONEE. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board membership, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death. However, each such option shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

            (iv) TERMINATION OF OPTION. In no event shall any automatic grant under this Article Three remain exercisable after the expiration of the option term specified in Section III.C. below. Upon the expiration of the applicable exercise period in accordance with subparagraphs (ii) and (iii) above or (if earlier) upon the expiration of option term specified in Section III.C., the automatic grant shall terminate and cease to be outstanding for all shares for which such option was exercisable at the time of the optionee's cessation of Board service but for which that option was not subsequently exercised.

      C. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

      D. NONTRANSFERABILITY OF OPTIONS. The option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an optionee does not constitute a transfer. An option may be exercised during the lifetime of an optionee only by the optionee or a transferee permitted by this Section III.D.

      E. TIME OF GRANTING OPTIONS. The date of grant of an option shall, for all purposes, be the date determined in accordance with Section II.B. of this Article Three. Notice of the determination shall be given to each Outside Director to whom an option is s granted within a reasonable time after the date of such grant.

IV. CORPORATE TRANSACTION/CHANGE IN CONTROL

      A. In the event of a Corporate Transaction (as such term is defined in Section III of Article Two), then the exercisability of each automatic option grant outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

      B. In connection with any Change in Control (as such term is defined in Section III of Article Two), the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

      C. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V. LIMITED STOCK APPRECIATION RIGHTS

            Upon the occurrence of a Hostile Take-Over (as such terms is defined in Section IV.A. of Article Two above), each outstanding automatic option grant under this Article Three shall automatically be cancelled in return for a cash distribution from the Company in amount equal to the excess of (i) the Take-Over Price (as such term is defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable or such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of 1998 Stock Option Plan shall constitute pre-approval of each option subsequently granted with such an automatic cancellation provision and the subsequent cancellation of that option in accordance with the provisions of this Section V. No additional approval of the Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution. The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or
(b) the highest reported price per share paid in effecting such Hostile
Take-Over.

                                  ARTICLE FOUR
                                  MISCELLANEOUS


I. AMENDMENT OF THE PLAN

      A. AMENDMENT OF THE PLAN. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section II of Article Four of the
Plan:

            (i) any increase in the number of Shares subject to the Plan, other than an adjustment under Section V.D. of Article One of the Plan;

            (ii) any change in the designation of the class of persons eligible to be granted options;

            (iii) any change in the limitation on grants to employees as described in Section V.D. of Article One or other changes which would require stockholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code; or

            (iv) any change which requires stockholder approval to comply with Rule 16b-3 under the Exchange Act or any other Applicable Law.

Notwithstanding the foregoing, the provisions set forth in Section II.B. of Article Three (and any other Sections of the Plan that affect the formula award terms to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rule thereunder.

      B. EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan that would impair the rights of any optionee shall not affect options already granted to such optionee and such options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board, which agreement must be in writing and signed by the optionee and the Company.

II. STOCKHOLDER APPROVAL OF PLAN

      A. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law and the rules of any stock exchange upon which the shares are listed.

      B. In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

III. WITHHOLDING TAXES AND TAX WITHHOLDING

      A. WITHHOLDING TAXES. As a condition to the exercise of options granted hereunder, the optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such option. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied.

      B. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, optionees may satisfy withholding obligations as provided in this paragraph. When an optionee incurs tax liability in connection with an option which tax liability is subject to tax withholding under applicable tax laws, and the optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company shares that (i) in the case of shares previously acquired from the Company, have been owned by the optionee for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than the applicable taxes, or (d) by electing to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

            Any surrender by an Officer or Director of previously owned shares to satisfy tax withholding obligations arising upon exercise of this option must comply with the applicable provisions of Rule 16b-3.

            All elections by an optionee to have shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                  (a) the election must be made on or prior to the applicable Tax Date;

                  (b) once made, the election shall be irrevocable as to the particular shares of the option as to which the election is made; and

                  (c) all elections shall be subject to the consent or disapproval of the Administrator.

            In the event the election to have shares withheld is made by an optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the optionee shall receive the full number of shares with respect to which the option is exercised but such optionee shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

IV. EFFECTIVE DATE AND TERM OF PLAN

      The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in
Section II of this Article Four of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section I of this Article Four.

V. USE OF PROCEEDS

      Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

      Shares shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

VII. NO EMPLOYMENT/SERVICE RIGHTS

      Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Parent or Subsidiary corporation) for any period of specific duration, and the Company (or any Parent or Subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VIII. OPTION AGREEMENTS

      Options issued under Article Two and Article Three of the Plan shall be evidenced by written option agreements in such form as the Board shall from time to time approve.

IX. RESERVATION OF SHARES

      The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.